HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                                  (Unaudited)
                     (In millions except per share amounts)

                                                     Three months ended
                                                     ------------------

                                             April 30,   January 31,   April 30,
                                                2003       2003      2002(a),(b)
                                             ---------   ----------     --------
Net revenue                                  $ 17,983     $ 17,877     $ 10,621

Costs and expenses:
  Cost of sales                                13,103       13,141        7,595
  Research and development                        941          908          697
  Selling, general and administrative           2,795        2,725        1,645
  Restructuring charges                           234            -           18
  Amortization of goodwill and purchased
   intangible assets                              141          138           54
  Acquisition-related charges                     126           86          140
  In-process research and development               -            -           58
                                             --------      -------     --------
      Total costs and expenses                 17,340       16,998       10,207
                                             --------      -------     --------
Earnings from operations                          643          879          414

Interest and other, net                           (20)          51          (46)
Net investment (losses) gains and other, net      (12)          (5)           7
                                             --------      -------      -------

Earnings before taxes                             611          925          375

(Benefit from) provision for taxes                (48)         204          123
                                             --------        -----       ------
Net earnings                                 $    659    $     721    $     252
                                             ========    =========    =========

Net earnings per share:
  Basic                                      $   0.22   $     0.24    $    0.13
  Diluted                                    $   0.22   $     0.24    $    0.13


Cash dividends declared per share            $      -   $     0.16    $       -

Weighted-average shares used to compute net earnings per share:
  Basic                                         3,047        3,048        1,955
  Diluted                                       3,059        3,065        1,973






(a) Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

(b) The results for the three months ended April 30, 2002 include the results of HP prior to the acquisition of Compaq.


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                    HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET
                                 (In millions)


                                              April 30,         October 31,
                                                2003               2002(a)
                                              --------          ----------
                                             (unaudited)

ASSETS

Current assets:
  Cash and cash equivalents                   $ 13,476           $ 11,192
  Short-term investments                           254                237
  Accounts receivable, net                       7,900              8,456
  Financing receivables, net                     3,378              3,453
  Inventory                                      5,743              5,797
  Other current assets                           7,688              6,940
                                              --------            -------

    Total current assets                        38,439             36,075

Property, plant and equipment, net               6,692              6,924

Long-term investments and other assets           8,245              7,758

Goodwill                                        14,846             15,089

Purchased intangible assets                      4,617              4,864
                                               -------           --------

Total assets                                  $ 72,839           $ 70,710
                                              ========          =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable and short-term borrowings     $  1,745           $  1,793
  Accounts payable                               7,052              7,012
  Employee compensation and benefits             1,723              2,012
  Taxes on earnings                              1,597              1,529
  Deferred revenues                              3,610              3,260
  Accrued restructuring                            895              1,309
  Other accrued liabilities                      8,557              7,395
                                              --------           --------

    Total current liabilities                   25,179             24,310

Long-term debt                                   6,726              6,035
Other long-term liabilities                      4,042              4,103

Stockholders' equity                            36,892             36,262
                                              --------           --------

Total liabilities and stockholders' equity    $ 72,839           $ 70,710
                                              ========           ========


(a) Certain reclassifications have been made to prior year balances in order to conform to the current year presentation.


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